UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2016 (September 29, 2016)

MBIA INC.

(Exact name of registrant as specified in its charter)

Connecticut	1-9583	06-1185706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Manhattanville Road, Suite 301 Purchase, New York		10577
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

914-273-4545

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	OTHER EVENTS.

Sale of MBIA UK Insurance Limited

MBIA Inc.’s wholly-owned subsidiary MBIA Insurance Corp. (“MBIA Corp.”) today announced via press release that its wholly-owned subsidiary, MBIA UK (Holdings) Limited (the “Company”), has entered into a Share Purchase Agreement with Assured Guaranty Corp. (“Assured”) to sell MBIA UK Insurance Limited (“MBIA UK”), a wholly-owned subsidiary of the Company, to Assured, a subsidiary of Assured Guaranty Ltd. The sale of MBIA UK is part of MBIA Corp.’s strategy to address its insurance obligations relating to the January 2017 maturity of certain outstanding notes issued by Zohar II 2005-1 CLO. The sale is expected to close at the beginning of January 2017, subject to regulatory approval and other customary closing conditions. Given the separation of MBIA Inc. and MBIA Corp. as distinct legal entities, the absence of any material intercompany lending agreements or cross defaults between the entities, and the lack of reliance by MBIA Inc. on MBIA Corp. for the receipt of dividends, the transaction is not expected to have a material impact on MBIA Inc.’s financial position and results of operations.

A copy of the press release issued by MBIA Insurance Corporation, dated September 29, 2016, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

A copy of the Share Purchase Agreement dated September 29, 2016, among MBIA UK (Holdings) Limited and Assured Guaranty Corp., is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

99.1	Press Release issued by MBIA Insurance Corporation, dated September 29, 2016.

99.2	Share Purchase Agreement dated September 29, 2016, among MBIA UK (Holdings) Limited and Assured Guaranty Corp.

Forward-Looking Statements

The information contained in this Current Report should be read in conjunction with our filings made with the Securities and Exchange Commission. This report includes statements that are not historical or current facts and are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “anticipate,” “project,” “plan,” “expect,” “intend,” “will likely result,” “looking forward” or “will continue,” and similar expressions identify forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected, including, among other risks and uncertainties, the possibility that the Company will experience increased credit losses or impairments on public finance obligations we insure issued by state, local and territorial governments and finance authorities that are experiencing unprecedented fiscal stress, the possibility that MBIA Insurance Corporation will have inadequate liquidity to pay expected claims as a result of increased losses on certain structured finance transactions, in particular residential mortgage-backed securities transactions that include a substantial number of ineligible mortgage loans, or a delay or failure in collecting expected recoveries, the possibility that loss reserve estimates are not adequate to cover potential claims, a disruption in the cash flow from our subsidiaries or an inability to access capital and our exposure to significant fluctuations in liquidity and asset values within the global credit markets as a result of collateral posting requirements, our ability to fully implement our strategic plan, including our ability to maintain high stable ratings for National Public Finance Guarantee Corporation and generate investor demand for our financial guarantees, deterioration in the economic environment and financial markets in the United States or abroad, and adverse developments in European sovereign credit performance, real estate market performance, credit spreads, interest rates and foreign currency levels, the effects of governmental regulation, including insurance laws, securities laws, tax laws, legal precedents and accounting rules; and uncertainties that have not been identified at this time. These and other factors that could affect financial performance or could cause actual results to differ materially from estimates contained in or underlying the Company’s forward-looking statements are discussed under the “Risk Factors” section in MBIA Inc.’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which may be updated or amended in the Company’s subsequent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only to their respective dates. The Company undertakes no obligation to publicly correct or update any forward-looking statement if it later becomes aware that such result is not likely to be achieved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBIA INC.

By:	/s/ Ram D. Wertheim
Ram D. Wertheim
Chief Legal Officer

Date: September 29, 2016

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

Dated September 29, 2016

99.1	Press Release issued by MBIA Insurance Corporation, dated September 29, 2016.

99.2	Share Purchase Agreement dated September 29, 2016, among MBIA UK (Holdings) Limited and Assured Guaranty Corp.*

*	The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.